Exhibit 4.3

FIRST SUPPLEMENTAL INDENTURE

dated as of January 19, 2018

among

Hologic, Inc.,

The Subsidiary Guarantors Party Hereto

and

Wells Fargo Bank, National Association,

as Trustee

4.375% Senior Notes due 2025

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of January 19, 2018, among Hologic, Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors (as defined in the Indenture referred to below) party hereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Subsidiary Guarantors party thereto and the Trustee entered into the Indenture, dated as of October 10, 2017 (the “Indenture”), relating to the Company’s 4.375% Senior Notes due 2025 (the “Notes”) and pursuant to which the Company has duly issued the Initial Notes in the aggregate principal amount of $350,000,000;

WHEREAS, Section 2.02 of the Indenture provides that Additional Notes may be created and issued from time to time under the Indenture by the Company and that such Additional Notes and the Initial Notes will be treated as a single class for all purposes under the Indenture and will vote together as one class on all matters with respect to the Notes;

WHEREAS, pursuant to Section 8.01(8) of the Indenture, the Trustee, the Company and the Subsidiary Guarantors are authorized to execute and deliver this First Supplemental Indenture without the consent of the Holders of the Notes;

WHEREAS, the Company and the Subsidiary Guarantors have authorized the execution and delivery of this First Supplemental Indenture for the purpose of issuing $600,000,000 in aggregate principal amount of Additional Notes (the “New Notes”); and

WHEREAS, the execution and delivery of this First Supplemental Indenture has been duly authorized by the parties hereto, pursuant to Sections 8.05 and 11.04 of the Indenture, an Officer’s Certificate and an Opinion of Counsel have been delivered to the Trustee, and all conditions and requirements necessary to make this First Supplemental Indenture a valid and binding agreement of the Company and the Subsidiary Guarantors enforceable in accordance with its terms have been duly performed and complied with.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this First Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. As of the date hereof, the Company shall issue the New Notes pursuant to this First Supplemental Indenture. The New Notes issued pursuant to this First Supplemental Indenture constitute Additional Notes issued pursuant to Section 2.02 of the Indenture and shall be consolidated with and form a single class with the Initial Notes previously established pursuant to the Indenture. The New Notes shall have the same terms and conditions in all respects as the Initial Notes, except that the issue date of the New Notes shall be January 19, 2018 and the issue price shall be 100.0% of the aggregate principal amount thereof plus accrued

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and unpaid interest from October 10, 2017. The New Notes issued in the form of Global Notes will be issued under the same CUSIP/ISIN numbers as the Initial Notes (except that New Notes issued pursuant to Regulation S under the Securities Act will trade separately under different CUSIP/ISIN numbers until at least 40 days after the issue date of the New Notes and thereafter, subject to the terms hereof); it being understood that any New Notes issued in the form of a Definitive Note may be exchanged for a beneficial interest in a Global Note in accordance with the provisions of the Indenture.. The aggregate principal amount of the New Notes that may be authenticated and delivered pursuant to this First Supplemental Indenture shall be $600,000,000. Promptly following the termination of 40 days following the issue date of the New Notes, the Company shall cause the beneficial interests in New Notes in the form of Regulation S Global Notes to be exchanged for beneficial interests in the Initial Note Regulation S Global Note (CUSIP U38284AC6) pursuant to Applicable Procedures. The Company shall deliver to the Trustee a Company Order to process such mandatory exchange, along with an Officer’s Certificate and Opinion of Counsel.

Section 3. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE, THE NEW NOTES AND THE SUBSIDIARY GUARANTEES AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS FIRST SUPPLEMENTAL INDENTURE, THE NEW NOTES AND THE SUBSIDIARY GUARANTEES, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

EACH OF THE COMPANY, THE UNDERSIGNED AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NEW NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 4. As of the date hereof, the Company will issue, and the Trustee is directed to authenticate and deliver, the New Notes under the Indenture, substantially in the form of Exhibit A to the Indenture.

Section 5. This First Supplemental Indenture may be signed in various counterparts that together will constitute one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 6. This First Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this First Supplemental Indenture will henceforth be read together.

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Section 7. The Trustee accepts the amendment of the Indenture effected by this First Supplemental Indenture, but only upon the terms and conditions set forth in this First Supplemental Indenture. The Trustee makes no representation as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture, the Subsidiary Guarantees of the Subsidiary Guarantors or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Subsidiary Guarantors. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this First Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein. The Trustee shall not be accountable for the use or application by the Company of the New Notes or the proceeds thereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

HOLOGIC, INC.

/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

BIOLUCENT, LLC

By:	Cytyc Corporation Its: Sole Member

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

CYNOSURE, INC.

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

CYTYC CORPORATION

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

[Signature page to First Supplemental Indenture]

CYTYC PRENATAL PRODUCTS CORP.

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

CYTYC SURGICAL PRODUCTS, LLC

By: Cytyc Corporation, Its: Sole Member

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

DIRECT RADIOGRAPHY CORP.

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

GEN-PROBE INCORPORATED

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

GEN-PROBE PRODESSE, INC.

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

[Signature page to First Supplemental Indenture]

GEN-PROBE SALES & SERVICE, INC.

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

HOLOGIC (MA), LLC

By:	Cytyc Corporation, Its: Sole Member

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

SUROS SURGICAL SYSTEMS, INC.

By:	/s/ Marci J. Lerner
Name: Marci J. Lerner
Title: Vice President and Treasurer

[Signature page to First Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Yana Kislenko
Name: Yana Kislenko
Title: Vice President

[Signature page to First Supplemental Indenture]